Exhibit 99.1

Clean Energy Reports Revenue of $112.2 Million and 66.8 Million RNG Gallons Sold for the Third Quarter of 2026.

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — November 5, 2026 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the third quarter of 2026.

Financial Highlights

o	Revenue of $112.2 million in Q3 2026 compared to $106.1 million in Q3 2025.
o	Net loss attributable to Clean Energy for Q3 2026 was $(5.7) million, or $(0.03) per share, on a GAAP (as defined below) basis, compared to $(23.8) million, or $(0.11) per share, for Q3 2025.
o	Adjusted EBITDA (as defined below) was $27.2 million for Q3 2026, compared to $17.3 million for Q3 2025.
o	Cash, Cash Equivalents (less restricted cash) and Short-Term Investments totaled $140.2 million as of September 30, 2026, compared to $156.1 million as of December 31, 2025.
o	Partially paid down long-term debt by $15 million with available cash and investments on hand.

Operational and Strategic Highlights

o	Announced Leadership changes with the appointment of Sean Wine as Chief Revenue Officer, and JJ Armstrong as Chief Financial Officer.
o	Increased our 2026 outlook for adjusted EBITDA from a range of $70 million to $75 million to a range of $75 million to $80 million on a consolidated basis.
o	Closed the sale of $30.7 million of federal tax credits generated by seven of our RNG production facilities, our fourth transaction monetizing credits from our RNG projects and our largest investment tax credit (ITC) sale to date. The sale included the $26.0 million ITC tied to our South Fork Dairy RNG facility in Dimmit, Texas, and all 2025 Section 45Z clean fuel production credits from our dairy RNG portfolio, including projects held through our joint ventures with bp and TotalEnergies.
o	We were awarded a $27.5 million contract by the Orange County Transportation Authority to design and build a new hydrogen fueling station at its Garden Grove bus base, including facility upgrades, operations and maintenance services, and liquid hydrogen fuel supply. The project is expected to be completed in 2028.
o	Announced a series of new fueling and maintenance agreements across Western Canada with refuse, freight, logistics and oilfield services fleets, including agreements with Nortrans Freight Management, Mullen Dedicated Logistics, GFL Environmental and Integrity Waste Solutions. Through our partnership with Tourmaline, we also added stations in Grande Prairie and Chilliwack, supporting growing adoption of the Cummins X15N natural gas engine.
o	RNG gallons sold of 66.8 million gallons in Q3 2026, a 9.0% increase compared to Q3 2025.

Commentary by Clay Corbus, President and Chief Executive Officer

“The value of our dairy RNG investments and station network was underscored by our solid third quarter results. Our priority is to scale production and deliveries to drive sustained earnings growth and long-term shareholder value. Favorable developments in the quarter supported a significant 45Z production tax credit contribution to Adjusted EBITDA, and we expect continued contributions from 45Z through at least 2029. We also monetized PTC and ITC credits associated with our dairy RNG portfolio, further strengthening our cash position during the quarter. Meanwhile, our core recurring RNG and conventional natural gas fuel sales, construction and operating services businesses continued to perform in line with our expectations.”

Summary and Review of Results

The Company’s revenue for the third quarter of 2026 was decreased by $10.6 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $16.8 million in Q3 2025. Q3 2026 station construction revenues were $6.2 million versus $9.9 million of station construction revenues in Q3 2025. Revenue for Q3 2026 also included an unrealized gain of $0.3 million on customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized loss of $0.3 million in Q3 2025. Q3 2026 renewable identification number (“RIN”) and low carbon fuel standards (“LCFS”) revenues were $16.0 million versus $11.4 million of RIN and LCFS revenues in Q3 2025 reflecting (i) an increase in RIN revenue of $2.9 million primarily due to incremental RIN revenue generated by the Company’s consolidated dairy RNG production project (upstream business), higher price, and higher volume and (ii) an increase in LCFS revenue of $1.7 million primarily due to a higher price and incremental LCFS revenue generated by the Company’s consolidated RNG project (upstream business).

Net loss attributable to Clean Energy for Q3 2026 included a reduction in product cost of sales of $12.7 million from the recognition of Section 45Z Production Tax Credits (PTC) comprised of $6.9 million from the Company’s consolidated dairy RNG project and $5.8 million from third party RNG suppliers, and another $9.2 million of PTC that was reported as part of income from equity method investments. Net loss attributable to Clean Energy for Q3 2025 included higher non-cash stock-based sales incentive contra-revenue charges related to the Amazon warrant, accelerated depreciation associated with station equipment removal and a loss from the Rimere equity method investment, which was disposed of in December 2025.

Non-GAAP income per share (as defined below) for Q3 2026 was $0.03, compared to $0.00 per share for Q3 2025.

In this press release, Clean Energy refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures may not be comparable to similarly titled measures being used and disclosed by other companies. Clean Energy believes that this non-GAAP information is useful for an understanding of its operating results and the ongoing performance of its business. Non-GAAP income per share and Adjusted EBITDA are defined below and reconciled to GAAP net loss per share attributable to Clean Energy and GAAP net loss attributable to Clean Energy, respectively.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and reconciles GAAP net loss attributable to Clean Energy to the non-GAAP net income attributable to Clean Energy figure used in the calculation of non-GAAP income per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2025	2026	2025	2026
Net loss attributable to Clean Energy Fuels Corp.	$(23,819)	$(5,729)	$(179,026)	$(32,994)
Amazon warrant charges	16,776	10,581	51,510	30,300
Stock-based compensation expense	2,193	2,359	6,373	6,641
Amortization of investment tax credit from consolidated RNG project	—	(195)	—	(634)
Accelerated depreciation expense associated with station equipment removal	5,068	—	55,728	—
Loss from Rimere equity method investment	1,088	—	3,695	—
Loss (gain) from SAFE S.p.A. equity method investment	785	256	1,534	1,351
Loss (gain) from change in fair value of derivative instruments	319	(314)	1,420	(683)
Impairment of goodwill	—	—	64,328	—
Gain on extinguishment of loan receivable and equity security	(2,058)	—	(2,058)	—
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	—	—	(36)
Amortization of investment tax credit from RNG equity method investments	(115)	(514)	(1,445)	(1,311)
Non-GAAP net income attributable to Clean Energy Fuels Corp.	$237	$6,444	$2,059	$2,634
Diluted weighted-average common shares outstanding	220,730,673	221,364,623	222,258,219	221,889,009
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.11)	$(0.03)	$(0.81)	$(0.15)
Non-GAAP income attributable to Clean Energy Fuels Corp. per share	$0.00	$0.03	$0.01	$0.01

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2025	2026	2025	2026
Net loss attributable to Clean Energy Fuels Corp.	$(23,819)	$(5,729)	$(179,026)	$(32,994)
Income tax expense (benefit)	75	77	(2,785)	223
Interest expense	7,782	7,920	23,045	19,126
Interest income	(2,876)	(1,418)	(8,863)	(4,417)
Depreciation and amortization	9,614	10,562	31,183	32,246
Accelerated depreciation expense associated with station equipment removal	5,068	—	55,728	—
Impairment of goodwill	—	—	64,328	—
Gain on extinguishment of loan receivable and equity security	(2,058)	—	(2,058)	—
Amazon warrant charges	16,776	10,581	51,510	30,300
Stock-based compensation expense	2,193	2,359	6,373	6,641
Amortization of investment tax credit from consolidated RNG project	—	(195)	—	(634)
Loss from Rimere equity method investment	1,088	—	3,695	—
Loss (gain) from SAFE S.p.A. equity method investment	785	256	1,534	1,351
Loss (gain) from change in fair value of derivative instruments	319	(314)	1,420	(683)
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	—	—	(36)
Depreciation and amortization from RNG equity method investments	2,694	3,566	8,187	9,945
Interest expense from RNG equity method investments	215	196	644	589
Interest income from RNG equity method investments	(428)	(170)	(1,564)	(598)
Amortization of investment tax credit from RNG equity method investments	(115)	(514)	(1,445)	(1,311)
Adjusted EBITDA	$17,313	$27,177	$51,906	$59,748

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2025	2026	2025	2026
Net loss attributable to fuel distribution*	$(18,137)	$(12,452)	$(163,099)	$(27,825)
Income tax expense (benefit)	75	77	(2,785)	223
Interest expense	7,782	7,920	23,045	19,126
Interest income	(2,876)	(1,418)	(8,863)	(4,417)
Depreciation and amortization from fuel distribution	9,614	9,213	31,183	27,573
Accelerated depreciation expense associated with station equipment removal	5,068	—	55,728	—
Impairment of goodwill	—	—	64,328	—
Gain on extinguishment of loan receivable and equity security	(2,058)	—	(2,058)	—
Amazon warrant charges	16,776	10,581	51,510	30,300
Stock-based compensation expense	2,193	2,359	6,373	6,641
Holdback payment from prior year extinguishment of loan receivable and preferred stock equity security	—	—	—	(36)
Loss from Rimere equity method investment	1,088	—	3,695	—
Loss (gain) from SAFE S.p.A. equity method investment	785	256	1,534	1,351
Loss (gain) from change in fair value of derivative instruments	319	(314)	1,420	(683)
Adjusted EBITDA attributable to fuel distribution	$20,629	$16,222	$62,011	$52,253

* Fuel distribution represents the Company’s consolidated results excluding the results from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2025	2026	2025	2026
Net income (loss) from RNG upstream attributable to Clean Energy Fuels Corp.*	$(5,682)	$6,723	$(15,927)	$(5,169)
Depreciation and amortization from RNG upstream	2,694	4,915	8,187	14,618
Interest expense from RNG upstream	215	196	644	589
Interest income from RNG upstream	(428)	(170)	(1,564)	(598)
Amortization of investment tax credit from RNG upstream	(115)	(709)	(1,445)	(1,945)
Adjusted EBITDA of RNG upstream attributable to Clean Energy Fuels Corp.	$(3,316)	$10,955	$(10,105)	$7,495

* RNG upstream combines the results from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

Fuel Volume

The following table presents, for the three and nine months ended September 30, 2025 and 2026, the amount of total fuel volume the Company sold to customers, with particular focus on RNG volume as a subset of total fuel volume.

	Three Months Ended		Nine Months Ended
Fuel volume, GGEs(1) sold (in millions),	September 30,		September 30,
correlating to total volume-related product revenue	2025	2026	2025	2026
RNG	61.3	66.8	173.2	197.4
Conventional natural gas	15.3	18.3	46.3	54.2
Total fuel volume	76.6	85.1	219.5	251.6

The following table shows the Company’s sources of revenue for the three and nine months ended September 30, 2025 and 2026:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenue (in millions)	2025	2026	2025	2026
Product revenue:
Volume-related (1)
Fuel sales(2)	$69.9	$74.0	$214.0	$214.7
Change in fair value of derivative instruments(3)	(0.3)	0.3	(1.4)	0.7
RIN Credits(4)	8.3	11.2	22.7	31.6
LCFS Credits(5)	3.1	4.8	9.7	13.1
Total volume-related product revenue	81.0	90.4	245.0	260.1
Station construction sales	9.9	6.2	23.3	30.5
Total product revenue	90.9	96.6	268.3	290.6
Service revenue:
O&M services (2) (6)	14.6	15.1	42.2	44.1
Other services	0.6	0.5	2.0	1.4
Total service revenue	15.2	15.6	44.2	45.5
Total revenue	$106.1	$112.2	$312.5	$336.1

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes non-cash stock-based sales incentive contra-revenue charges associated with the Amazon warrant. For the three and nine months ended September 30, 2025, contra-revenue charges recognized in fuel sales revenue were $16.8 million and $51.5 million, respectively. For the three and nine months ended September 30, 2026, contra-revenue charges recognized in fuel sales were $7.1 million and $21.1 million, respectively, and contra-revenue charges recognized in O&M services revenue for the three and nine months ended September 30, 2026, were $3.5 million and $9.2 million, respectively, and total contra-revenue charges of $10.6 million and $30.3 million for the three and nine months ended September 30, 2026, respectively.

(3)	The change in fair value of unsettled derivative instruments is related to certain customer fueling contracts. The amounts are classified as revenue because these contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s truck financing program.

(4)	RIN Credits includes $1.4 million and $3.5 million for the three and nine months ended September 30, 2026, related to the Company’s consolidated RNG project.
(5)	LCFS Credits includes $0.7 million and $1.5 million for the three and nine months ended September 30, 2026, related to the Company’s consolidated RNG project.
(6)	O&M services revenue includes revenues earned from providing operating and maintenance services on natural gas fueling stations owned by our customers for fixed fees or per gallon fees based on the volume of fuel dispensed at the customer station. If we provide the fuel in addition to the O&M services, we include the revenues associated with providing the fuel in volume-related product revenue.

2026 Outlook

Our GAAP net loss for 2026 is expected to range from approximately $(55) million to $(50) million, assuming no unrealized gains or losses on customer contracts relating to the Company’s truck financing program and Amazon warrant charges estimated to be approximately $44.0 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s customer fueling contracts relating to the Company’s truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2026. Adjusted EBITDA for 2026 is estimated to range from approximately $75 million to $80 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2026 Adjusted EBITDA assume the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2026 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2026 Outlook
Net loss attributable to Clean Energy Fuels Corp.	$(55,000) - (50,000)
Income tax benefit	300
Interest expense	24,800
Interest income	(5,700)
Depreciation and amortization	45,000
Stock-based compensation	9,500
Loss from SAFE S.p.A. equity method investment	2,000
Loss from change in fair value of derivative instruments	(700)
Amazon warrant charges	44,000
Amortization of investment tax credit from consolidated RNG project	(900)
Depreciation and amortization from RNG equity method investments	13,500
Interest expense from RNG equity method investments	800
Interest income from RNG equity method investments	(700)
Amortization of investment tax credit from RNG equity method investments	(1,900)
Adjusted EBITDA	$75,000 - 80,000

The tables below present a further breakdown of the above consolidated Adjusted EBITDA:

(in thousands)	2026 Outlook
Net loss attributable to fuel distribution*	$(48,200) - (45,200)
Income tax benefit	300
Interest expense	24,800
Interest income	(5,700)
Depreciation and amortization from fuel distribution	39,000
Stock-based compensation	9,500
Loss from SAFE S.p.A. equity method investment	2,000
Loss from change in fair value of derivative instruments	(700)
Amazon warrant charges	44,000
Adjusted EBITDA attributable to fuel distribution	$65,000 - 68,000

* Fuel distribution represents the Company’s consolidated results excluding the results from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

(in thousands)	2026 Outlook
Net loss attributable to RNG upstream*	$(6,800) - (4,800)
Depreciation and amortization from RNG upstream	19,500
Interest expense from RNG upstream	800
Interest income from RNG upstream	(700)
Amortization of investment tax credit from RNG upstream	(2,800)
Adjusted EBITDA attributable to RNG upstream	$10,000 - 12,000

* RNG upstream combines net loss from RNG equity method investments attributable to Clean Energy and the results of the Company’s consolidated RNG project.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.833.354.6854 from the U.S. (Conference ID: CLEAN) and international callers can dial 1.785.838.9343 (Conference ID: CLEAN). A telephone replay will be available approximately three hours after the call concludes through Saturday, December 5, 2026, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 11162738. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s website at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on X (formerly known as Twitter).

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that it calls non-GAAP income (loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus (minus)

loss (income) from Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus one-off, non-cash charge to Goodwill, (minus) gain on extinguishment of loan receivable and equity security and minus amortization of investment tax credit from RNG equity method investments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. In addition, the Company’s management believes excluding the results from the Rimere equity method investment is useful to investors because Rimere is an investment belonging to the non-core operations of the Company, and its results are not indicative of the Company’s ongoing operations. Similarly, the Company’s management believes excluding the non-cash results from the SAFE S.p.A. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments. Furthermore, the Company’s management believes excluding other income relating to the amortization of investment tax credit from RNG equity method investments is useful to investors because such income is not generated from the core operations of the Company and may obscure trends of the Company’s core operations.

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus the accelerated depreciation expense from the abandonment of certain LNG station assets located at 55 Pilot Flying J locations, plus one-off, non-cash charge to Goodwill, minus gain on extinguishment of loan receivable and equity security, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the Rimere equity method investment, plus (minus) loss (income) from the SAFE S.p.A. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, minus interest income from RNG equity method investments, and minus amortization of investment tax credit from RNG equity method investments and the Company’s consolidated RNG project. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2026 outlook, our volume growth, customer expansion, network expansion, production sources, joint ventures, governmental regulations, vehicle adoption, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the impact of a bankruptcy or failure of any source owners at our projects; the Company’s dependence on the production of vehicles and engines by manufacturers over which the Company has no control; the long and variable development cycle required to secure ADG RNG from new projects; the potential commercial viability, solvency, financial capacity, and operational capability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to procure and maintain contracts with government entities; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; significant fluctuations in the Company’s results of operations, which make it difficult to predict future results of operations; the Company’s warranty reserves may not adequately cover its warranty obligations; a future pandemic, epidemic or other infectious disease outbreak; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the health, safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government and environmental regulations; the impact of the foregoing on the trading price of the Company’s common stock; the interests of the Company’s significant stockholders may differ from the Company’s other stockholders; the Company’s ability to protect against any material failure, inadequacy, interruption or security failure of its information technology; the Company’s recent leadership transition; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K for the year ended December 31, 2025 that the Company filed with the Securities and Exchange Commission on February 24, 2026, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that the Company filed with the Securities and Exchange Commission on May 7, 2026, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 that the Company filed with the Securities and Exchange Commission on August 6, 2026, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 that the Company expects to file with the Securities and Exchange Commission on or about November 5, 2026, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Media Contact:
media.relations@cleanenergyfuels.com

Investor Contact:

investor.relations@cleanenergyfuels.com

Source: Clean Energy Fuels Corp.

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	September 30,
	2025	2026
Assets
Current assets:
Cash, cash equivalents and restricted cash	$157,756	$141,816
Short-term investments	552	563
Accounts receivable, net of allowance of $2,069 and $1,600 as of December 31, 2025 and September 30, 2026, respectively	100,793	113,005
Other receivables	6,193	18,073
Inventory	43,906	41,895
Notes receivable - related party	—	—
Prepaid expenses and other current assets	41,139	27,207
Total current assets	350,339	342,559
Operating lease right-of-use assets	87,922	80,899
Land, property and equipment, net	324,040	300,301
Notes receivable and other long-term assets, net	22,194	18,708
Investments in other entities	262,325	293,638
Goodwill	—	—
Intangible assets, net	9,896	9,521
Total assets	$1,056,716	$1,045,626
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$52	$58
Current portion of finance lease obligations	1,303	1,177
Current portion of operating lease obligations	9,095	9,786
Accounts payable	26,176	28,531
Accrued liabilities	96,106	101,608
Deferred revenue	18,423	13,883
Total current liabilities	151,155	155,043
Long-term portion of debt	226,727	216,394
Long-term portion of finance lease obligations	2,531	1,587
Long-term portion of operating lease obligations	85,920	78,500
Other long-term liabilities	25,316	28,505
Total liabilities	491,649	480,029
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 219,331,992 shares and 220,445,015 shares issued and outstanding as of December 31, 2025 and September 30, 2026, respectively	22	22
Additional paid-in capital	1,796,957	1,833,107
Accumulated deficit	(1,234,566)	(1,267,560)
Accumulated other comprehensive loss	(2,992)	(5,122)
Total Clean Energy Fuels Corp. stockholders’ equity	559,421	560,447
Noncontrolling interests	5,646	5,150
Total stockholders’ equity	565,067	565,597
Total liabilities and stockholders’ equity	$1,056,716	$1,045,626

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2026	2025	2026
Revenue:
Product revenue	$90,895	$96,604	$268,297	$290,623
Service revenue	15,242	15,575	44,217	45,471
Total revenue	106,137	112,179	312,514	336,094
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	69,229	58,789	202,268	196,898
Service cost of sales	9,592	12,155	26,986	35,164
Selling, general and administrative	26,270	29,706	81,187	78,842
Depreciation and amortization	14,682	10,562	86,911	32,246
Impairment of goodwill	—	—	64,328	—
Total operating expenses	119,773	111,212	461,680	343,150
Operating income (loss)	(13,636)	967	(149,166)	(7,056)
Interest expense	(7,782)	(7,920)	(23,045)	(19,126)
Interest income	2,876	1,418	8,863	4,417
Other income (expense), net	2,138	(98)	2,219	541
Income (loss) from equity method investments	(7,524)	3,782	(21,098)	(8,043)
Loss before income taxes	(23,928)	(1,851)	(182,227)	(29,267)
Income tax (expense) benefit	(75)	(77)	2,785	(223)
Net loss	(24,003)	(1,928)	(179,442)	(29,490)
Net (income) loss attributable to noncontrolling interests	184	(3,801)	416	(3,504)
Net loss attributable to Clean Energy Fuels Corp.	$(23,819)	$(5,729)	$(179,026)	$(32,994)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.11)	$(0.03)	$(0.81)	$(0.15)
Weighted-average common shares outstanding:
Basic and diluted	219,290,040	220,445,015	221,103,270	220,126,195